Exhibit 10.2

SHARE ISSUANCE AGREEMENT

by and between

ALLIED GAMING & ENTERTAINMENT INC.

and

YUNDAN XIAO

Dated as of May 2, 2026

THIS SHARE ISSUANCE AGREEMENT (this “Agreement”) is entered into as of May 2, 2026, by and between Allied Gaming & Entertainment Inc., a Delaware corporation (the “Company”), and Yundan Xiao, an individual (the “GC”). The Company and the GC are each referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the GC serves as General Counsel of the Company and, in such capacity, has provided substantial leadership and support to the Company across legal, finance, and administrative functions, including in the Asia region, and has assisted the Chief Executive Officer in managing key aspects of the Company’s operations;

WHEREAS, during the period in which the GC has served the Company, the Company has undergone a period of significant operational, legal, and corporate governance activities, requiring extensive engagement and contributions from the GC in her capacity as General Counsel;

WHEREAS, the GC has served the Company for approximately the past two years at a level of cash compensation, comprising an annual base salary of approximately US$180,000, that the Board, after consideration, has determined is below market benchmarks for similarly situated general counsel of comparable publicly listed companies (the “Compensation Gap”);

WHEREAS, the Board has determined that it is appropriate to grant to the GC an equity award (the “Award”) that, in combination, (a) partially addresses the Compensation Gap on a make-whole basis with respect to prior periods of service, (b) recognizes the GC’s expanded responsibilities and ongoing contributions, and (c) provides retention incentives aligned with the Company’s long-term objectives;

WHEREAS, the Board, including a majority of the independent directors of the Board, has approved the execution and delivery of this Agreement and the commercial terms of the Award contemplated hereby, in each case subject to and contingent upon (i) the recommendation of the Award by the Compensation Committee of the Board (the “Compensation Committee”) in accordance with the terms of the Plan (as defined below), (ii) the subsequent approval by the Board of the Award following such recommendation, and (iii) the receipt of the Stockholder Approval (as defined below) of the Plan Amendment (as defined below), and has determined that the commercial terms of the Award are fair and reasonable and in the best interests of the Company and its stockholders;

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WHEREAS, the Compensation Committee will, prior to the Closing, evaluate the Award and determine whether to recommend it to the Board, taking into account, among other factors, (a) prevailing market compensation levels for general counsel of similarly situated publicly listed companies, (b) the Compensation Gap and the GC’s level of cash compensation during prior periods of service relative to such market levels, (c) the GC’s expanded responsibilities and contributions to the Company, (d) the size, structure and vesting terms of the Award, and (e) such other factors as the Compensation Committee, in its discretion and with the assistance of such advisors as it may retain, determines to be relevant;

WHEREAS, the Award is intended to be granted under the Company’s 2019 Equity Incentive Plan, originally adopted by the Board on December 19, 2018 and approved by the Company’s stockholders on August 9, 2019, as amended by the stockholders on December 30, 2021, and as further amended from time to time (the “Plan”), and the Company shall include in the proxy statement for its next annual meeting of stockholders (or at a special meeting, as the Board may determine) a proposal to amend the Plan to increase the authorized share reserve thereunder by an amount sufficient to cover the Award Shares (as defined below) (the “Plan Amendment”);

WHEREAS, the issuance of the Award Shares is intended to be structured to comply with applicable Nasdaq Stock Market LLC (“Nasdaq”) listing rules and the General Corporation Law of the State of Delaware (the “DGCL”), and shall be conditioned upon receipt of the Stockholder Approval of the Plan Amendment;

WHEREAS, the Parties acknowledge that the Award Shares will be issued in a private placement transaction without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder; and

WHEREAS, the Parties acknowledge and agree that (a) the Award constitutes compensatory equity intended to recognize the GC’s past and ongoing performance, partially address the Compensation Gap, and promote retention, (b) notwithstanding the compensatory nature of the Award, the Award Shares will be issued as “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act and will be subject to the resale restrictions described herein, and (c) the Company is not granting, and shall have no obligation under this Agreement or otherwise to grant, any registration rights with respect to the Award Shares.

NOW, THEREFORE, in consideration of the foregoing recitals, the GC’s past and continuing services to the Company, and the mutual covenants, agreements, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms.

For purposes of this Agreement, capitalized terms shall have the meanings set forth below or as otherwise defined herein:

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“Affiliate” has the meaning ascribed to such term in Rule 144 promulgated under the Securities Act.

“Agreement” has the meaning set forth in the Preamble.

“Award” has the meaning set forth in the Recitals.

“Award Shares” has the meaning set forth in Section 2.01.

“Benchmark Date” means April 10, 2026, the same date used for purposes of calculating the per share price applicable to the equity issuance by the Company to its Chief Executive Officer pursuant to that certain share issuance agreement entered into between the Company and its Chief Executive Officer on or about the date hereof.

“Board” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law to be closed.

“Closing” has the meaning set forth in Section 3.01.

“Closing Date” has the meaning set forth in Section 3.01.

“Common Stock” has the meaning set forth in Section 2.01.

“Company” has the meaning set forth in the Preamble.

“Compensation Committee” has the meaning set forth in the Recitals.

“Compensation Gap” has the meaning set forth in the Recitals.

“DGCL” has the meaning set forth in the Recitals.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GC” has the meaning set forth in the Preamble.

“Governmental Authority” means any federal, state, local or foreign government, governmental, regulatory or administrative authority, agency, commission, court or tribunal, or any self-regulatory organization (including Nasdaq).

“Grant Date” means the Closing Date, on which the Award Shares are issued to the GC in accordance with Article III.

“Lock-Up Period” has the meaning set forth in Section 7.09.

“Nasdaq” has the meaning set forth in the Recitals.

“Per Share Price” has the meaning set forth in Section 2.02.

“Plan” has the meaning set forth in the Recitals.

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“Plan Amendment” has the meaning set forth in the Recitals.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Stockholder Approval” means the approval of the Plan Amendment by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote thereon at a duly called meeting of the Company’s stockholders, or such other vote of the Company’s stockholders as may be required by applicable law, the Nasdaq listing rules or the Company’s governing documents.

“Transaction Documents” means this Agreement, the Plan, any award agreement issued pursuant to the Plan in connection with the Award, and any other agreements, instruments or certificates executed and delivered in connection with the transactions contemplated hereby.

“Vesting Schedule” has the meaning set forth in Section 2.04.

“VWAP” means with respect to any reference period, the volume-weighted average trading price per share of Common Stock on the Nasdaq Capital Market (or such other principal trading market for the Common Stock) during such period, as reported by Bloomberg L.P. (or, if not so reported, as reasonably determined by the Board in good faith).

ARTICLE II

THE AWARD

Section 2.01 Grant of Award Shares.

Subject to the terms and conditions of this Agreement, including, without limitation, the satisfaction or waiver of each of the conditions precedent set forth in Article VI, and pursuant to and in accordance with the terms of the Plan, the Company shall grant and issue to the GC, and the GC shall accept from the Company, an aggregate number of up to 3,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (such shares, the “Award Shares”), with the final number of Award Shares to be determined by the Board (or the Compensation Committee, as applicable) in its discretion in accordance with Section 2.03. For the avoidance of doubt, the Award Shares shall be issued in the form of shares of Common Stock and not in the form of restricted stock units, stock options, stock appreciation rights or any other form of award.

Section 2.02 Per Share Price.

The “Per Share Price” shall be $0.30, which the Parties acknowledge represents the approximate thirty (30) trading day VWAP of the Common Stock through the trading day immediately preceding the Benchmark Date.

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Section 2.03 Aggregate Value; Final Determination.

The aggregate value of the Award Shares shall not exceed US$900,000, with the final aggregate value and corresponding final number of Award Shares determined by the Board (or the Compensation Committee, as applicable) in its discretion not later than three (3) Business Days prior to the Closing Date.

Section 2.04 Vesting.

Subject to the GC’s continued service with the Company through each applicable vesting date and to the terms of the Plan and the applicable award agreement issued thereunder, the Award Shares shall vest in accordance with the following schedule (the “Vesting Schedule”): (a) thirty percent (30%) of the Award Shares shall vest on the Grant Date; (b) thirty-five percent (35%) of the Award Shares shall vest on the six (6) month anniversary of the Grant Date; and (c) the remaining thirty-five percent (35%) of the Award Shares shall vest on the twelve (12) month anniversary of the Grant Date. Any portion of the Award Shares that has not vested as of the date of termination of the GC’s service with the Company for any reason (whether by the Company with or without cause, by the GC with or without good reason, or by reason of death, disability or otherwise) shall be forfeited as of such date, automatically and without further action by either Party and without payment of any consideration therefor, unless otherwise determined by the Board (or the Compensation Committee, as applicable) in its discretion. The treatment of the Award Shares upon a change in control of the Company, death, disability or other extraordinary event shall be as set forth in the Plan and the applicable award agreement issued thereunder.

Notwithstanding the foregoing, if the GC’s service with the Company is terminated by the Company without Cause or the GC resigns for Good Reason, in each case prior to the final vesting date set forth in the Vesting Schedule, then one hundred percent (100%) of the then-unvested Award Shares shall vest in full and become non-forfeitable as of the date of such termination or resignation, subject to the GC’s execution (and non-revocation) of a customary release of claims in favor of the Company and its Affiliates within sixty (60) days following such termination or resignation.

For purposes of this Agreement, “Cause” means, with respect to the GC, the occurrence of any of the following, in each case as determined in good faith by the Board: (a) the GC’s commission of, or plea of guilty or nolo contendere to, a felony or any crime involving fraud, dishonesty or moral turpitude; (b) the GC’s willful misconduct, gross negligence or willful violation of a material policy of the Company that, in each case, results in or is reasonably likely to result in material harm to the Company or its Affiliates; (c) the GC’s material breach of this Agreement, the GC’s employment or services agreement with the Company, or any other written agreement between the GC and the Company; (d) the GC’s willful and continued failure to perform the GC’s material duties to the Company (other than as a result of death or disability) after written notice from the Board specifying such failure; or (e) the GC’s act of fraud, embezzlement, misappropriation or material dishonesty against the Company or any of its Affiliates; provided that, with respect to clauses (b), (c) and (d), the GC shall have a period of not less than thirty (30) days following written notice from the Company to cure such event or condition (to the extent susceptible to cure) before any such event or condition shall constitute Cause.

For purposes of this Agreement, “Good Reason” means the occurrence of any of the following, without the GC’s prior written consent: (a) a material diminution in the GC’s title, authority, duties or responsibilities; (b) a material reduction in the GC’s annual base salary or target annual cash incentive opportunity (other than as part of an across-the-board reduction applicable to similarly situated executives of the Company);; or (c) a material breach by the Company of this Agreement or any other material written agreement between the Company and the GC; provided that, in order to resign for Good Reason, the GC must (i) provide written notice to the Company of the event or condition constituting Good Reason within sixty (60) days after the GC first becomes aware of such event or condition, and (ii) provide the Company with a period of not less than thirty (30) days following such notice to cure such event or condition.

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Section 2.05 Nature of Award; Consideration.

The Parties acknowledge and agree that (a) the Award constitutes compensatory equity intended to recognize the GC’s past and ongoing performance and contributions to the Company, partially address the Compensation Gap with respect to prior periods of service, and promote retention through the Vesting Schedule; (b) the GC’s past and continuing services to the Company, together with the GC’s acceptance of the terms and conditions of this Agreement (including the Vesting Schedule and any forfeiture provisions), constitute good, valid and sufficient consideration for the issuance of the Award Shares for all purposes, including for purposes of Section 152 of the DGCL; and (c) the Award is granted under, and is in all respects subject to, the terms and conditions of the Plan and the applicable award agreement issued thereunder, which shall be executed and delivered by the GC at or prior to the Closing.

Section 2.06 No Registration; Restricted Securities.

The Award Shares will be issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder, and will not be registered under the Securities Act or any applicable state securities laws. The Award Shares will constitute “restricted securities” within the meaning of Rule 144, and the GC acknowledges that resales of the Award Shares will be subject to the restrictions and requirements of Rule 144, to the extent applicable, or pursuant to another available exemption from registration. The GC acknowledges and agrees that no registration rights are being granted with respect to the Award Shares, and that unless otherwise determined by the Board, the Company shall have no obligation under this Agreement or otherwise to register the Award Shares for resale under the Securities Act or any state securities laws.

Section 2.07 Plan Governance; Conflict; Plan Transfer Restrictions.

In the event of any conflict or inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern; provided, that nothing in the Plan shall be construed to limit or impair the conditionality of the issuance of the Award Shares set forth in Article VI, including the requirement to obtain the recommendation of the Award by the Compensation Committee, the subsequent approval of the Award by the Board, and the Stockholder Approval of the Plan Amendment. The GC acknowledges that, in addition to any restrictions on transfer arising under the Securities Act, applicable state securities laws and the Company’s insider trading policies, the Award Shares are subject to the transferability restrictions set forth in the Plan and the applicable award agreement issued thereunder, including any prohibition on assignment, alienation, pledge, encumbrance or charge.

Section 2.08 Withholding Taxes.

The Company shall be entitled to deduct or withhold from any amounts otherwise payable to the GC (including from the Award Shares, by reduction of the number of Award Shares delivered to the GC or by sell-to-cover or other arrangement permitted under the Plan) such federal, state, local and foreign taxes as the Company is required to deduct or withhold under applicable law in connection with the grant, vesting or settlement of the Award Shares. The GC shall be solely responsible for, and shall indemnify and hold harmless the Company from and against, any taxes (including any interest, additions to tax, fines or penalties) imposed on the GC in connection with the Award.

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Section 2.09 Clawback; Recoupment.

The Award and the Award Shares (whether vested or unvested, and including any proceeds, gains or other economic benefit actually or constructively received by the GC in respect thereof) shall be subject to (a) the Company’s clawback or compensation recoupment policy or policies, as in effect from time to time, including any such policy adopted to comply with Section 10D of the Exchange Act, Rule 10D-1 promulgated thereunder, and Nasdaq Listing Rule 5608, and (b) any clawback, recoupment or forfeiture provisions set forth in the Plan or the applicable award agreement, in each case to the extent applicable. The GC acknowledges and agrees that the Award and the Award Shares are subject to recoupment in accordance with the foregoing, and shall, upon the request of the Company, execute and deliver such acknowledgments or other documents as the Company may reasonably request to give effect to this Section 2.09.

Section 2.10 Section 409A.

The Award is intended to be exempt from, or to comply with, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations and guidance issued thereunder (collectively, “Section 409A”), including, without limitation, the exemption from Section 409A applicable to transfers of property under Section 83 of the Code, and shall be construed and administered in a manner consistent with such intent. Notwithstanding any other provision of this Agreement, the Plan or the applicable award agreement, neither the Company nor any of its affiliates, nor any of their respective directors, officers, employees, agents or advisors, shall have any liability to the GC or any other person if the Award or any payment or benefit hereunder fails to be exempt from, or to comply with, Section 409A or any other applicable provision of the Code.

ARTICLE III

CLOSING

Section 3.01 Closing.

The closing of the issuance of the Award Shares (the “Closing”) shall take place remotely by exchange of documents and signatures (or their electronic counterparts) on the third (3rd) Business Day after the satisfaction or waiver of each of the conditions precedent set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or on such other date and at such other time and place as the Parties may mutually agree in writing (the “Closing Date”). For the avoidance of doubt, no Award Shares shall be issued or delivered to the GC prior to the Closing.

Section 3.02 Deliveries by the Company.

At the Closing, the Company shall deliver, or cause to be delivered, to the GC evidence, reasonably satisfactory to the GC, of the issuance of the Award Shares in book-entry form registered in the name of the GC on the books and records of the Company’s transfer agent, bearing such legends as may be required by Section 7.05 and the Plan, and (b) a counterpart of the applicable award agreement under the Plan executed by the Company.

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Section 3.03 Deliveries by the GC.

At the Closing, the GC shall deliver, or cause to be delivered, to the Company (a) a counterpart of the applicable award agreement under the Plan executed by the GC, (b) such investor representation letters or certifications as the Company may reasonably request to confirm compliance with applicable securities laws and the Plan, and (c) such other documents and instruments as the Company may reasonably request in connection with the issuance of the Award Shares.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the GC as of the date hereof and as of the Closing Date:

Section 4.01 Organization.

The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and to carry on its business as now conducted.

Section 4.02 Authorization; Enforceability.

The Company has all requisite corporate power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party. The execution and delivery of this Agreement by the Company have been duly authorized by the Board (with a majority of the independent directors voting in favor). Subject to the satisfaction of the conditions precedent set forth in Article VI (including the recommendation of the Award by the Compensation Committee, the subsequent approval of the Award by the Board following such recommendation, and the obtaining of the Stockholder Approval of the Plan Amendment), the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby, including the issuance of the Award Shares, will have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors’ rights generally and by general principles of equity.

Section 4.03 Valid Issuance.

The Award Shares, when issued and delivered in accordance with the terms of this Agreement and the Plan, will be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims and encumbrances (other than restrictions on transfer under applicable securities laws, the Plan and this Agreement), and will not have been issued in violation of any preemptive or similar right of any person.

Section 4.04 Plan in Effect.

The Plan has been duly adopted by the Board and approved by the Company’s stockholders and is in full force and effect. The Award is being granted in accordance with the terms of the Plan. The Company acknowledges that, as of the date of this Agreement, the share reserve currently authorized under the Plan is not sufficient to cover the issuance of the Award Shares contemplated hereby, and that, accordingly, no Award Shares shall be issued unless and until (a) the Stockholder Approval of the Plan Amendment has been obtained and (b) the share reserve under the Plan, as so amended, is sufficient to cover the Award Shares.

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ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE GC

The GC hereby represents and warrants to the Company as of the date hereof and as of the Closing Date:

Section 5.01 Authority; Enforceability.

The GC has the legal capacity to execute, deliver and perform this Agreement and the other Transaction Documents to which she is a party and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the GC and constitutes a legal, valid and binding obligation of the GC, enforceable against the GC in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors’ rights generally and by general principles of equity.

Section 5.02 Investment Intent.

The GC is acquiring the Award Shares for her own account, for investment purposes only, and not with a view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act. The GC has no present intention of selling, granting any participation in, or otherwise distributing, any of the Award Shares in violation of the Securities Act or any applicable state securities laws.

Section 5.03 Accredited Investor; Sophistication.

The GC is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act. The GC has such knowledge, sophistication and experience in business and financial matters that she is capable of evaluating the merits and risks of an investment in the Award Shares, and has the ability to bear the economic risks of such investment (including the complete loss thereof) for an indefinite period of time.

Section 5.04 Access to Information.

The GC acknowledges that, by virtue of her position as General Counsel of the Company, she has had access to, and the opportunity to review, all information concerning the Company, its business, financial condition, results of operations and prospects that she deems material to a decision to accept the Award Shares, and she has had ample opportunity to ask questions of, and receive answers from, the Company and its representatives concerning the foregoing. The GC is not relying upon any representation or warranty of the Company other than those expressly set forth in this Agreement.

Section 5.05 Restricted Securities.

The GC understands that the Award Shares have not been registered under the Securities Act or any state securities laws, that the issuance of the Award Shares is being made in reliance upon exemptions from such registration requirements, that the Award Shares will constitute “restricted securities” within the meaning of Rule 144, and that the Award Shares may not be offered, sold, pledged, hypothecated or otherwise transferred except (a) pursuant to an effective registration statement under the Securities Act, (b) pursuant to Rule 144, if available, or (c) pursuant to another exemption from registration under the Securities Act, in each case in accordance with any applicable state securities laws and the Company’s insider trading policies. The GC understands that the Company is under no obligation to register the Award Shares or to take any action that would make available any exemption from registration. The GC further acknowledges that the availability of Rule 144 for any resale of the Award Shares depends, among other things, upon (i) the satisfaction of the applicable holding period under Rule 144(d), (ii) the availability of current public information concerning the Company within the meaning of Rule 144(c), and (iii) the GC’s status (or lack thereof) as an affiliate of the Company within the meaning of Rule 144, and that the Company has not made any representation or undertaking to maintain the availability of Rule 144 at any time.

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Section 5.07 Section 16; Reporting Obligations.

The GC acknowledges that, to the extent she is or becomes a “Section 16 officer” of the Company within the meaning of Rule 16a-1(f) under the Exchange Act, she will be subject to the reporting requirements of Section 16(a) of the Exchange Act, including the requirement to file reports with the SEC on Forms 3, 4 and 5, as applicable, and the potential liability for short-swing profits under Section 16(b) of the Exchange Act, and the GC agrees to comply in all respects with such requirements in connection with the acquisition of the Award Shares to the extent applicable.

Section 5.08 No General Solicitation.

The GC is not acquiring the Award Shares as a result of any advertisement, article, notice or other communication regarding the Award Shares published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or any other general solicitation or general advertisement.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.01 Mutual Conditions.

The obligations of each Party to consummate the transactions contemplated by this Agreement are subject to the satisfaction or written waiver, at or prior to the Closing, of each of the following conditions:

(a) Stockholder Approval. The Stockholder Approval of the Plan Amendment shall have been obtained at the Company’s next annual meeting of stockholders (or at a special meeting, as the Board may determine), and the Plan, as so amended, shall provide an authorized share reserve sufficient to cover the Award Shares.

(b) Compensation Committee Recommendation; Board Approval of Award. The Compensation Committee shall have, with the assistance of such advisors as it may, in its discretion, retain at the Company’s expense, (i) evaluated the Award and the transactions contemplated by this Agreement, taking into account, among other factors, prevailing market compensation levels for general counsel of similarly situated publicly listed companies, the Compensation Gap, the GC’s expanded responsibilities and contributions to the Company, and the size, structure and vesting terms of the Award, and (ii) recommended the Award to the Board in accordance with the terms of the Plan, and the Board (with a majority of the independent directors voting in favor) shall have approved the Award following such recommendation, and each of such recommendation and such approval shall remain in full force and effect as of the Closing Date.

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(c) No Injunction. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law or order that is in effect and has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting the consummation of such transactions.

(d) Nasdaq Compliance. The Company shall have taken all actions necessary to comply with applicable Nasdaq listing rules in connection with the issuance of the Award Shares, including the filing of a Listing of Additional Shares notification under Nasdaq Listing Rule 5250(e)(2) at least fifteen (15) calendar days prior to the issuance of the Award Shares, and no notice of delisting or non-compliance from Nasdaq shall be in effect with respect to the issuance of the Award Shares.

Section 6.02 Conditions to Obligations of the GC.

The obligations of the GC to consummate the transactions contemplated by this Agreement are subject to the satisfaction or written waiver by the GC, at or prior to the Closing, of each of the following additional conditions: (a) the representations and warranties of the Company contained in Article IV shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (other than those representations and warranties that address matters only as of a particular date, which shall be true and correct in all material respects as of such date); (b) the Company shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by it under this Agreement at or prior to the Closing; and (c) the Company shall have delivered, or caused to be delivered, the items set forth in Section 3.02.

Section 6.03 Conditions to Obligations of the Company.

The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction or written waiver by the Company, at or prior to the Closing, of each of the following additional conditions: (a) the representations and warranties of the GC contained in Article V shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date; (b) the GC shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by her under this Agreement at or prior to the Closing; (c) the GC shall have remained in continuous service with the Company through the Closing Date and shall not have given notice of resignation; (d) the GC shall not be, and shall not have been at any time during the period from the date hereof through the Closing, in material breach of any material policy of the Company applicable to her, including the Company’s Insider Trading Policy and any code of conduct or ethics, or in material breach of any employment, confidentiality, non-disclosure or similar agreement with the Company; and (e) the GC shall have delivered, or caused to be delivered, the items set forth in Section 3.03.

ARTICLE VII

COVENANTS

Section 7.01 Plan Amendment; Stockholder Approval; Proxy Statement.

The Company shall promptly prepare and file with the SEC a proxy statement relating to a meeting of stockholders to obtain the Stockholder Approval of the Plan Amendment. The Company shall use its commercially reasonable efforts to (a) respond to any comments of the SEC or its staff with respect to such proxy statement, (b) cause such proxy statement to be cleared by the SEC and mailed to the Company’s stockholders as promptly as practicable thereafter, (c) duly call, give notice of, convene and hold the stockholder meeting as promptly as reasonably practicable, and (d) subject to the fiduciary duties of the Board, solicit proxies in favor of obtaining the Stockholder Approval of the Plan Amendment. The GC shall, upon the reasonable request of the Company, furnish such information concerning herself as may be required for inclusion in the proxy statement.

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Section 7.02 Compensation Committee Review; Board Approval of Award.

As promptly as practicable following the date of this Agreement, the Company shall (a) convene the Compensation Committee for the purpose of evaluating and considering whether to recommend the Award to the Board in accordance with the terms of the Plan, (b) provide the Compensation Committee with such information as it may reasonably request to conduct its evaluation, including (i) market compensation data for general counsel of similarly situated publicly listed companies, (ii) information regarding the Compensation Gap and the GC’s level of cash compensation during prior periods of service relative to such market levels, (iii) information regarding the GC’s expanded responsibilities and contributions to the Company, and (iv) the size, structure and vesting terms of the Award, (c) afford the Compensation Committee a reasonable opportunity to retain such advisors as it may, in its discretion, consider necessary or appropriate to assist in its evaluation, at the Company’s expense, and (d) following any recommendation of the Award by the Compensation Committee, convene the Board to consider whether to approve the Award. The Company shall use its commercially reasonable efforts to facilitate the Compensation Committee’s evaluation and recommendation of the Award and the Board’s subsequent consideration and approval of the Award as promptly as practicable. For the avoidance of doubt, nothing in this Section 7.02 shall be construed to obligate the Compensation Committee to recommend, or the Board to approve, the Award, and each of the Compensation Committee and the Board shall act in its independent judgment in accordance with its respective fiduciary duties and applicable law.

Section 7.03 Public Disclosure; Form 8-K.

The Company shall file with the SEC a Current Report on Form 8-K disclosing the execution of this Agreement under Item 5.02(e) thereof, and such other Items as may be applicable, within four (4) Business Days after the date of this Agreement, and shall make such additional filings and disclosures as may be required under applicable law in connection with the transactions contemplated hereby, including at the time of Closing. The GC shall cooperate with the Company in connection with all such filings and disclosures, including by reviewing drafts thereof in advance of filing.

Section 7.04 No Registration Rights.

The GC acknowledges and agrees that (a) no registration rights, whether demand, piggyback, shelf or otherwise, are being granted pursuant to this Agreement or otherwise in connection with the Award Shares, and (b) the Company shall have no obligation to file any registration statement covering the Award Shares (including any Registration Statement on Form S-8) or to otherwise facilitate the resale of the Award Shares (other than as required to remove restrictive legends in accordance with applicable law upon satisfaction of the conditions of Rule 144).

Section 7.05 Legend.

The GC acknowledges and agrees that each book-entry statement or certificate representing the Award Shares shall bear a restrictive legend substantially in the following form (together with such other legends as may be required under applicable state securities laws, the Plan or the Company’s insider trading policies):

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“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘SECURITIES ACT’), OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.”

Section 7.06 Compliance with Insider Trading Policies.

The GC acknowledges that, as an officer of the Company, she is subject to the Company’s Insider Trading Policy, as it may be amended from time to time, and agrees to comply with such policy with respect to the Award Shares, including with respect to any resale thereof, all black-out periods, pre-clearance requirements and other applicable restrictions thereunder.

Section 7.07 Continued Service; Forfeiture.

The GC acknowledges that the vesting of the Award Shares is conditioned upon her continued service with the Company through each applicable vesting date set forth in Section 2.04, and that any unvested portion of the Award Shares shall be forfeited upon termination of service prior to the applicable vesting date, except as otherwise provided in the Plan, the applicable award agreement, or as otherwise determined by the Board (or the Compensation Committee, as applicable) in its discretion. Nothing in this Agreement, the Plan or the applicable award agreement shall confer upon the GC any right to continued service with the Company, or interfere with or restrict in any way the right of the Company to terminate the GC’s service at any time, with or without cause and with or without notice, subject to the terms of any separate written agreement between the Company and the GC.

Section 7.08 Further Assurances.

Each Party shall execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions, as may be reasonably required to carry out the provisions of this Agreement and to give effect to the transactions contemplated hereby.

Section 7.09 Transfer Restrictions; Lock-Up.

In addition to any restrictions arising under the Securities Act, applicable state securities laws, the Company’s Insider Trading Policy, the Plan or any other applicable law or policy, the GC shall not, directly or indirectly, sell, assign, transfer, pledge, hypothecate, hedge, grant any option in respect of, or otherwise dispose of, any Award Shares (each, a “Transfer”) during the period commencing on the date such Award Shares vest in accordance with the Vesting Schedule and ending on the six (6) month anniversary of such vesting date (with respect to such Award Shares, the “Lock-Up Period”), other than: (a) Transfers to the GC’s immediate family members or to trusts or other estate planning vehicles for the benefit of the GC or the GC’s immediate family members, provided that each such transferee executes and delivers a written joinder to this Section 7.09 prior to such Transfer; (b) Transfers by will or the laws of descent and distribution, provided that the transferee takes subject to the restrictions of this Section 7.09; and (c) Transfers to which the Compensation Committee (or, following the dissolution of the Compensation Committee, a majority of the independent directors of the Board) has given its prior written consent. Any purported Transfer in violation of this Section 7.09 shall be null and void ab initio and the Company shall not record any such Transfer on its books and records or recognize the purported transferee as a holder of the Award Shares. For the avoidance of doubt, the restrictions set forth in this Section 7.09 are in addition to, and shall operate independently of, the vesting and forfeiture provisions set forth in Section 2.04 and the resale restrictions arising under Rule 144 and the other applicable provisions of this Agreement, the Plan and the applicable award agreement issued thereunder.

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Section 7.10 Legend Regarding Lock-Up.

The GC acknowledges that, in addition to the restrictive legend required by Section 7.05, each book-entry statement or certificate representing the Award Shares shall bear a legend substantially in the following form for so long as the restrictions set forth in Section 7.09 remain applicable:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO TRANSFER RESTRICTIONS SET FORTH IN A SHARE ISSUANCE AGREEMENT DATED AS OF MAY 2, 2026, BETWEEN THE COMPANY AND THE HOLDER HEREOF, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL OFFICE. THE SECURITIES MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS OF SUCH AGREEMENT.”

Section 7.11 Notices of Developments.

Each Party shall promptly notify the other Party of (a) any material breach of any representation, warranty, covenant or agreement of such Party contained in this Agreement, and (b) the occurrence of any event that would reasonably be expected to cause any condition set forth in Article VI not to be satisfied.

ARTICLE VIII

TERMINATION

Section 8.01 Termination.

This Agreement may be terminated at any time prior to the Closing: (a) by mutual written consent of the Company and the GC; (b) by either the Company or the GC, upon written notice to the other Party, if the Closing has not occurred on or prior to December 31, 2026 (the “Outside Date”); provided, that the right to terminate this Agreement pursuant to this Section 8.01(b) shall not be available to any Party whose material breach of any provision of this Agreement has been the primary cause of, or has primarily resulted in, the failure of the Closing to occur on or prior to the Outside Date; (c) by either the Company or the GC, upon written notice to the other Party, if any Governmental Authority has issued a final and non-appealable order permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; (d) by either the Company or the GC, upon written notice to the other Party, if the Stockholder Approval of the Plan Amendment is not obtained at the stockholder meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the Plan Amendment was taken; (e) by either the Company or the GC, upon written notice to the other Party, if (i) the Compensation Committee has determined not to recommend the Award (or has otherwise failed to recommend the Award by the Outside Date) or (ii) the Board has determined not to approve the Award following any recommendation by the Compensation Committee (or has otherwise failed to approve the Award following such recommendation by the Outside Date); (f) by the Company, upon written notice to the GC, if the GC’s service with the Company terminates for any reason prior to the Closing; or (g) by the GC, upon written notice to the Company, if there is a material breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that would give rise to the failure of any condition set forth in Section 6.02, and such breach is not capable of being cured or, if capable of being cured, has not been cured within thirty (30) days after written notice thereof has been given to the Company (or, if earlier, the Outside Date); or by the Company, upon written notice to the GC, if there is a material breach by the GC of any representation, warranty, covenant or agreement contained in this Agreement that would give rise to the failure of any condition set forth in Section 6.03, and such breach is not capable of being cured or, if capable of being cured, has not been cured within thirty (30) days after written notice thereof has been given to the GC (or, if earlier, the Outside Date).

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Section 8.02 Effect of Termination.

In the event of any termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become null and void and of no further force and effect, without any liability or obligation on the part of any Party; provided, that (a) the provisions of this Section 8.02, Section 7.03 (to the extent relating to pre-termination filings) and Article IX shall survive any such termination and (b) no such termination shall relieve any Party from liability for any willful breach of this Agreement prior to such termination or for fraud.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Survival.

The representations and warranties of the Parties contained in this Agreement shall survive the Closing for a period of twelve (12) months. The covenants and agreements of the Parties contained in this Agreement shall survive the Closing in accordance with their respective terms.

Section 9.02 Notices.

All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed duly given (a) when delivered in person, (b) on the next Business Day when sent by a nationally recognized overnight courier, (c) when sent by electronic mail (with confirmation of delivery, but excluding automated out-of-office replies), or (d) on the third Business Day after mailing by registered or certified mail (postage prepaid, return receipt requested), to the applicable Party at the address set forth below (or to such other address as a Party may designate by written notice to the other Party):

If to the Company:

Allied Gaming & Entertainment Inc.

745 Fifth Avenue, Suite 500, New York, New York 10151

Attention: Chief Executive Officer

Email: yangyang.li@alliedesports.com

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If to the GC:

Yundan Xiao

c/o Allied Gaming & Entertainment Inc.

Email: xiaoyd@alliedesports.com

Section 9.03 Governing Law.

This Agreement and all matters arising out of or relating hereto (whether sounding in contract, tort or statute) shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule thereof.

Section 9.04 Jurisdiction; Venue.

Each Party irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware) for any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such proceeding in any such court, including any objection based on forum non conveniens.

Section 9.05 Waiver of Jury Trial.

EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.06 Entire Agreement.

This Agreement, together with the Plan and the applicable award agreement issued thereunder and the other Transaction Documents, constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, among the Parties with respect to such subject matter.

Section 9.07 Amendment; Waiver.

This Agreement may be amended, modified or supplemented only by a written instrument executed by each of the Parties; provided, that any amendment, modification or waiver by or on behalf of the Company shall also require the prior approval of the Compensation Committee. No waiver of any provision of this Agreement shall be effective unless in writing and signed by the Party against whom such waiver is sought to be enforced. No failure or delay by any Party in exercising any right under this Agreement shall operate as a waiver thereof.

Section 9.08 Assignment.

Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Party, by operation of law or otherwise, without the prior written consent of the other Party, and any purported assignment in violation of this Section 9.08 shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, executors, administrators, successors and permitted assigns.

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Section 9.09 No Third-Party Beneficiaries.

This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.10 Severability.

If any term or provision of this Agreement is held to be invalid, illegal or unenforceable by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement. Upon such determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner.

Section 9.11 Counterparts; Electronic Signatures.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile, electronic mail in .pdf format or other electronic transmission (including via DocuSign or other electronic signature platform) shall be as effective as delivery of an original executed counterpart.

Section 9.12 Specific Performance.

The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which such Party may be entitled at law or in equity.

Section 9.13 Expenses.

Except as otherwise expressly provided herein, each Party shall bear its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated hereby.

Section 9.14 Construction.

The Parties have participated jointly in the negotiation and drafting of this Agreement, and any rule of construction or interpretation to the effect that ambiguities are to be resolved against the drafting Party shall not apply. The headings used in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of any provision. As used herein, the words “including,” “includes” and “include” mean “including, without limitation,” “includes, without limitation” and “include, without limitation,” respectively. References to Articles, Sections and Exhibits are references to Articles and Sections of, and Exhibits to, this Agreement, unless otherwise specified.

[Signature Page Follows]

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SIGNATURE PAGE TO SHARE ISSUANCE AGREEMENT

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first written above.

ALLIED GAMING & ENTERTAINMENT INC.

By:	/s/ Yangyang Li
Name:	Yangyang Li
Title:	Chief Executive Officer

GC

/s/ Yundan Xiao

Yundan Xiao

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